Calculation of Filing Fee Tables
S-1
Fervo Energy Co
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A common stock	457(a)	16,611,112	$ 26.00	$ 431,888,912.00	0.0001381	$ 59,643.86
Fees Previously Paid	2	Equity	Class A common stock	457(a)	4,166,666.67	$ 24.00	$ 100,000,000.00		$ 13,810.00
Fees Previously Paid	3	Equity	Class A common stock	457(a)	59,722,221.33	$ 24.00	$ 1,433,333,311.92		$ 197,943.33
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 1,965,222,223.92		$ 271,397.19
			Total Fees Previously Paid:						$ 211,753.33
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 59,643.86
Offering Note
[1]	(a) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended. (b) Includes the aggregate offering price of additional shares that the underwriters have the option to purchase. (c) Represents the additional maximum aggregate offering price being registered in connection with the filing of Amendment No. 3 to the Registration Statement on Form S-1 on May 11, 2026, reflecting an increase in the number of shares being offered (from 63,888,888 to 80,500,000, including shares subject to the underwriters' option to purchase additional shares) and an increase in the proposed maximum offering price per share (from $24.00 to $26.00).

[2]	(a) The Registrant previously paid a registration fee of $13,810.00 in connection with the initial filing of the Registration Statement on Form S-1 on April 17, 2026. The fee was estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act. This Maximum Aggregate Offering Price was originally registered under 457(o) and is now converted to 457(a). (b) No additional registration fee was paid in connection with the filing of Amendment No. 2 to the Registration Statement on Form S-1 on May 8, 2026. The registration fees previously paid were sufficient to cover the total registration fees due at the time. (c) See note 1(b) above.

[3]	(a) The Registrant previously paid a registration fee of $197,943.33 in connection with the filing of the Registration Statement on Form S-1 on May 4, 2026. The fee was estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act. (b) See note 1(b) above.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date